1

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)December 22, 1997


        DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.
     (Exact name of registrant as specified in its charter)


           Delaware                    0-18146           13-
3293754
(State or other jurisdiction       Commission (I.R.S. Employer
     of  incorporation)       File Number)    Identification
No.)


  Two World Trade Center, New York, New York             10048
   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code(212) 392-1054


         (Former name or former address, if changed since last report)

Item 5.  Other Events

Distribution Rate Change

     The Partnership decreased its cash distribution per Unit from $4.25 per quarter to $2.30 for the quarterly distribution payable in November 1997, and future cash distribution levels will fluctuate based on cash flow generated by the Partnership's properties and proceeds received from future property sales.


                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY INCOME
PARTNERSHIP                     III, L.P.

                         By:    Dean Witter Realty Income
Properties                      III, Inc.
                            Managing General Partner




Date:                    December 22, 1997   By:  /s/E.
Davisson Hardman, Jr.
                            E. Davisson Hardman, Jr.
                            President